M/I Homes to Acquire Detroit Homebuilder - Pinnacle Homes

Columbus, Ohio (February 26, 2018) - M/I Homes, Inc. (NYSE:MHO) announced today that the Company has entered into a definitive purchase agreement to acquire the residential homebuilding assets and operations of Pinnacle Homes, a premier homebuilder in the greater Detroit, Michigan market. The transaction is expected to close in March 2018, subject to certain closing conditions. Pinnacle currently controls more than 1,000 home sites and delivered 214 homes in 2017.

Robert H. Schottenstein, Chief Executive Officer and President of M/I Homes, commented, “We are very excited to announce today that we are acquiring Pinnacle Homes and expanding our operations into the Detroit, Michigan market. We believe this acquisition represents an excellent strategic fit for M/I Homes and further enhances our market position with a well-established operation and land position in a dynamic and growing housing market. Pinnacle Homes was founded in 2005 by Howard Fingeroot and Steve Friedman, and has built a solid reputation for quality with attractive home designs in premier locations where Detroit area homebuyers want to live.”

“We are also pleased that Howard Fingeroot will be joining the M/I Homes team in connection with the acquisition, and will serve as our Area President overseeing the Detroit market,” Mr. Schottenstein continued. “Howard brings with him nearly 25 years of homebuilding experience, knowledge and expertise and will capably lead our operations in this exciting market. We welcome Howard and his team to our Company.” Zelman Partners served as exclusive advisor to Pinnacle Homes.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having sold over 105,000 homes. The Company’s homes are marketed and sold primarily under the trade names M/I Homes and Showcase Collection (exclusively by M/I Homes), and also currently operates under the name Hans Hagen Homes in its Minneapolis/St. Paul, Minnesota market. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Minneapolis/St. Paul, Minnesota; Tampa, Sarasota and Orlando, Florida; Austin, Dallas/Fort Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to the closing of the pending Pinnacle Homes acquisition and the impact of the Pinnacle Homes acquisition on operations and results. Words such as “expects,” “anticipates,” “targets,” “envisions”, “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, legal or regulatory proceedings or other matters that may affect the timing or ability to complete the Pinnacle Homes acquisition as contemplated, the possibility that the acquisition will not close due to the failure to satisfy the closing conditions, the occurrence of any event that could give rise to the termination of the acquisition agreement, the potential impact to the Company’s or Pinnacle Homes’ business as a result of the announcement of the acquisition and the risk that the business of Pinnacle Homes will not be successfully integrated as well as other factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities, construction defect, product liability and warranty claims and various governmental rules and regulations, as more fully discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. We undertake no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.:
Kevin C. Hake, Senior Vice President, Treasurer, (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225